UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2006

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Laurel Brook Road, Middlefield, Connecticut	06455-0448

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Delay in Filing of Form 10-Q

          Zygo Corporation (the “Company”) announced today that the filing of its Quarterly Report on Form 10-Q for its third quarter of fiscal 2006 (“Form 10-Q”) will be delayed. The Company previously announced its financial results for the third quarter of fiscal 2006 in a press release issued on April 27, 2006.

          As announced in a press release issued on March 29, 2006, which was filed with a current report on Form 8-K on March 30, 2006 (“Form 8-K”), the Company intends to restate its previously issued consolidated financial statements for its 2005 fiscal year and quarters and its interim consolidated financial statements for the first and second quarters of fiscal 2006, because of inadvertent accounting errors in the consolidation of its intercompany revenues from certain of its foreign operations for those periods. The Company is finalizing its review and analysis of the aggregate effect of all necessary corrections, including the related tax effect and minor other adjustments, to its previously filed financial statements, as disclosed in its Form 8-K; and KPMG LLP, the Company’s former registered public accounting firm, is reviewing the Company’s findings. The Company will file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission relating to the delay in filing its Form 10-Q, and indicate that the filing is not expected to be made within the 5-day extension period permitted by Rule 12b-25 of the Securities Exchange Act of 1934, as amended. A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Zygo Corporation press release, dated May 10, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: May 10, 2006	By:	/s/ J. Bruce Robinson

Name: J. Bruce Robinson
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

99.1	Zygo Corporation press release, dated May 10, 2006.